UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2010

PATIENT SAFETY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-09727	13-3419202
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2 VENTURE, SUITE 350, IRVINE, CALIFORNIA 92618
(Address of Principal Executive Offices) (Zip Code)

(951) 587-6201

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Effective as of October 22, 2010 (the “Effective Date”), Patient Safety Technologies, Inc. (the “Company”) entered into an employment agreement with David Dreyer regarding his appointment to the positions of Chief Financial Officer and Vice President of the Company (the “Agreement”).  The Agreement was signed October 22, 2010 and in reliance on Item 8.01 of Current Report on Form 8-K, this Current Report is being filed concurrently with the press release, included as Exhibit 99.1 to this Current Report and incorporated herein by reference, announcing the appointment of Mr. Dreyer.

The term of the Agreement is three years from the Effective Date, and automatically extends for additional one-year terms thereafter unless either party delivers written notice of non-extension to the other party at least ninety days prior to the extension of the term.  Mr. Dreyer’s annual base salary will be $200,000, to be increased to $240,000 for the remainder of the term should the Company generate positive operating income (as specifically defined in the Agreement) for two consecutive fiscal quarters.  He is also eligible to participate in the Company’s executive bonus plan, under which the minimum target bonus opportunity is 25% of his annual base salary.  The Company granted him a stock option for 450,000 shares of the Company’s common stock, and upon the six-month anniversary of the Effective Date, 100,000 of those shares will vest and become exercisable.  The remaining shares will vest over a 42-month period at a rate of 1/48th of the total shares per month, with 100% of the option becoming exercisable on the fourth anniversary of the Effective Date.  The exercise price will be set at the weighted average trading price of the Company’s common stock on the Executive’s first day of employment, but not less than $0.75 per share.   Based on that formula, the exercise price was established at $0.75 per share.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Dreyer, age 53, has accepted an offer of employment to serve as the Company’s Chief Financial Officer and Vice President, effective as of October 22, 2010.  Prior to joining the Company, Mr. Dreyer was Chief Financial Officer at Alphastaff Inc., a professional employment outsourcing company specializing in outsourcing of human resources services, from August 2009 through September 2010, and Chief Financial Officer, Chief Accounting Officer and Treasurer at AMN Healthcare, Inc., a healthcare staffing company, from August 2004 through August 2009.

Further disclosure responsive to this Item 5.02 is incorporated herein by reference from Item 1.01 of this Report.

Item 8.01.  Other Events.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of a press release issued by the Company on October 26, 2010.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agreement, effective as of October 22, 2010, between Patient Safety Technologies, Inc. and David Dreyer.

99.1	Press release of Patient Safety Technologies, Inc. dated October 26, 2010 announcing the appointment of David Dreyer as Chief Financial Officer and Vice President.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2010	Patient Safety Technologies, Inc.

	By:	/s/ Brian E. Stewart
Brian E. Stewart
President and Chief Executive Officer

Exhibit Index

10.1	Agreement, effective as of October 22, 2010, between Patient Safety Technologies, Inc. and David Dreyer.

99.1	Press release of Patient Safety Technologies, Inc. dated October 26, 2010 announcing the appointment of David Dreyer as Chief Financial Officer and Vice President.